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                                                                    EXHIBIT 10.9


                          COCA-COLA ENTERPRISES INC.
                         SUPPLEMENTAL RETIREMENT PLAN

                        1991 AMENDMENT AND RESTATEMENT


                      Article I.  Establishment of Plan

         1.1 Establishment. COCA-COLA ENTERPRISES INC. hereby amends and restates, effective as of January 1, 1991, the COCA-COLA ENTERPRISES INC. SUPPLEMENTAL RETIREMENT PLAN which was initially adopted effective as of October 3, 1986 and which was amended as of February 13, 1990. Said plan is an unfunded supplemental retirement plan for key management and highly compensated employees and shall hereinafter be referred to as the "Plan".

         1.2 Purpose. The purpose of the Plan is to supplement for the eligible executives of the Employer the benefits from the Employer's Qualified Pension Plan.

         1.3 Application of Plan. The terms of the Plan are applicable only to eligible executives who are in the employ of the Employer on or after October 3, 1986. Any executive who retires or terminates his employment relationship prior to such date shall not be covered under the Plan.

         1.4 History of Plan. Prior to its amendment and restatement effective as of January 1, 1991, the Plan provided benefits based on both a supplemental retirement benefit formula (which applied only to specified officers and to other employees approved by the Chief Executive Officer) and a Code Section 415 excess benefit formula (which applied only to salaried employees). Effective as of January 1, 1991, the Company began providing Code
Section 415 excess benefits under the Excess Benefit Plan, and the effect of this January 1, 1991 amendment and restatement of the Plan generally is to remove the Code Section 415 excess benefit formula from the Plan and to coordinate the remaining benefits provided hereunder with those provided under the Excess Benefit Plan and the Qualified Pension Plan.


                           Article II.  Definitions

         2.1 Definitions. Whenever used in the Plan, the following terms shall have the respective meanings set forth below unless otherwise expressly provided herein, and when the defined meaning is intended, the term is capitalized.

        (a) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.
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         (b)     "Committee" or "Management Committee" shall mean the
                 administrative body designated by the Chief Executive Officer of the Company to administer the Plan as described in Article VII.

         (c)     "Company" shall mean Coca-Cola Enterprises Inc.

         (d) "Early Retirement Age" shall mean the first to occur of the date on which a Participant has (1) both attained age 55 and completed at least 10 Years of Vesting Service or (2) attained age 60.

         (e) "Employer" shall mean the Company and any corporation, partnership or other business entity of which the Company, directly or indirectly, has 25% or more of the voting power and which is approved by the Committee as a participating employer.

         (f) "Excess Benefit Plan" shall mean the portion of the Coca-Cola Enterprises Inc. Supplemental Deferred Compensation Plan (effective as of January 1, 1991, as the same may from time to time be amended) that provides retirement benefits on the basis of limitations imposed on the Coca-Cola Enterprises Inc. Employees' Pension Plan and that is referred to under Article IV of said supplemental plan (as of its effective date) as the "Supplemental Pension Plan Portion".

         (g) "Final Average Pay" shall mean the monthly average of a Participant's Pay for the period of the 5 consecutive calendar years out of the last 10 calendar years prior to his termination of employment with the Employer during which he received the largest total amount of Pay. The average shall only be of the months in which Pay was received, plus the number of months during which Pay was not received remaining in the calendar year in which occurs the Participant's termination of employment if Pay for such calendar year is included in the average.

         (h) "Normal Retirement Age" shall mean the date on which a Participant attains age 65.

         (i) "Participant" shall mean any executive of the Employer who has met the eligibility requirements of the Plan, as set forth in
                 Article III hereof, to be and become a Participant.

         (j) "Pay" shall mean, with respect to a Participant while he is an employee of an Employer, the total of (1) the Participant's "Compensation" as such term is defined in the Qualified Pension Plan for purposes of determining his Accrued Benefit under said plan, plus (2) any amounts which would have been included in clause (1) hereof but for the limits imposed by Code Section 401(a)(17), plus (3) any amounts not included in


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                 clause (1) because the Participant elected to defer them under a nonqualified deferred compensation plan; provided, the amounts counted pursuant to clause (3) shall be counted only in the year of deferral and not in any subsequent year, including the year(s) of receipt. In addition, "Pay" shall mean, with respect to a Participant while he was an employee of The Coca-Cola Company prior to becoming a Participant hereunder, the amounts treated as pay under The Coca-Cola Company Supplemental Retirement Plan (or any successor plan thereof).

         (k) "Plan" shall mean the supplemental retirement plan described in this instrument as the same may from time to time be amended.

         (1) "Qualified Pension Plan" shall mean the Coca-Cola Enterprises Inc. Employees' Pension Plan and any other defined benefit pension plan maintained by the Employer, as such plan(s) may from time to time be amended.

         (m) "Year of Benefit Service" shall have the same meaning in the Plan as is found in the Qualified Pension Plan. In addition, a Participant's prior service (that is, his service prior to becoming an employee of the Employer) with The Coca-Cola Company or any of its affiliates that would have constituted a year of service (or that would have counted towards a year of service) for purposes of benefit accrual under the Qualified Pension Plan if the Participant had been an employee of the Company during such period shall constitute (or be counted towards) a Year of Benefit Service hereunder; provided, no period of service shall be taken into account towards more than 1 Year of Benefit Service.

         (n) "Years of Vesting Service" shall have the same meaning in the Plan as is found in the Qualified Pension Plan. In addition, a Participant's service with The Coca-Cola Company or any of its affiliates that would have constituted a year of service (or that would have counted towards a year of service) for purposes of vesting under the Qualified Pension Plan, if the Participant had been an employee of the Company during such period shall constitute (or be counted towards) a Year of Vesting Service hereunder; provided, no period of service shall be taken into account towards more than 1 Year of Vesting Service.

         2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology herein shall also include the feminine and neuter, and the definition of any term herein in the singular may also include the plural.


                         Article III.  Participation


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         3.1     Eligibility for Participation.  The Chief Executive Officer
and each Key Executive or Senior Vice President in charge of a major functional group as defined by the Chief Executive Officer of the Company and each other employee of the Employer approved by the Chief Executive Officer shall be eligible to participate in the Plan.

         3.2 Date of Participation. Each executive who is eligible to become a Participant under section 3.1 shall become a Participant on the later to occur of (a) October 3, 1986 or (b) the date he meets the eligibility requirements.

         3.3 Duration of Participation. An executive who becomes a Participant shall continue to be a Participant until the termination of employment with the Employer or, if later, the date he is no longer entitled to benefits under the Plan.


                            Article IV.  Benefits

         4.1     Normal Retirement Benefit.

         (a) Eligibility. A Participant whose employment with the Employer terminates on or after he has attained his Normal Retirement Age shall be eligible for a normal retirement benefit under the Plan subject to the forfeitability provisions of section
                 5.1. For purposes of this subsection (a), if a Participant becomes employed by The Coca-Cola Company or one of its affiliates immediately after his employment with the Employer terminates, his employment termination date shall be the later of the date his employment with the Employer or The Coca-Cola Company terminates.

         (b) Amount. A Participant who is eligible pursuant to section 4.1(a) above shall be entitled to a monthly normal retirement benefit in an amount equal to the excess, if any, of (1) over
                 (2) below:

                 (1)      the sum of (A) and (B) below:

                          (A)     20 percent of his Final Average Pay; and

                          (B)     1 percent of his Final Average Pay
                                  multiplied by his Years of Benefit Service not in excess of 35 years;

                 (2) the total of the monthly retirement benefit amounts he would be entitled to receive at his Normal Retirement Age (or later retirement) under (A) the Qualified Pension Plan, (B) the Excess Benefit Plan, and (C) The Coca-Cola Company Supplemental Retirement Plan (or any successor thereto), with the monthly benefit amount under each of said plans being calculated for purposes hereof, on an



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                          actuarial equivalent basis applying the definitions
                          of actuarial equivalence applicable to each of said respective plans, as if payment of such benefit amount was to commence at the same time as the benefit payable hereunder, and as if payment of such benefit amount was to be made in the same form of distribution as is elected or otherwise payable under each of said respective plans.

         (c) Commencement and Duration. Monthly normal retirement benefit payments shall be made in the form of a single life annuity and shall commence at the same time as the normal retirement benefit payable from the Qualified Pension Plan. Once payments begin, they shall be paid monthly thereafter as of the first day of each succeeding month during the Participant's lifetime.

         (d) Annual Adjustment. Any benefit payable pursuant to section 4.1(b) of this Article shall be adjusted in accordance with new limitations, if any, that may be established by the Internal Revenue Service and that may affect the aggregate amount of payments that may be made from the Qualified Pension Plan, the Excess Benefit Plan and The Coca-Cola Company Supplemental Retirement Plan (or any successor plan thereto).

4.2      Early Retirement Benefit.

         (a) Eligibility. A Participant whose employment with the Employer terminates on or after the date he first has attained his Early Retirement Age but before he attains Normal Retirement Age shall be eligible for an early retirement benefit under the Plan subject to the forfeitability provisions of section
                 5.1. For purposes of this subsection (a), if a Participant becomes employed by The Coca-Cola Company or one of its affiliates immediately after his employment with the Employer terminates, his employment termination date shall be the later of the date his employment with the Employer or The Coca-Cola Company terminates.

         (b) Amount. A Participant who is eligible pursuant to section 4.2(a) shall be entitled to a monthly early retirement benefit in an amount equal to the excess, if any, of (1) over (2) below:

                 (1) the amount computed under section 4.1(b) (1) reduced by applying, for each month by which the Participant's first payment under the Plan precedes age 60, the same reduction factors as are in use under the Qualified Pension Plan for determining early retirement benefits payable thereunder;

                 (2) the total of the monthly retirement benefit amounts he actually receives from the Qualified Pension Plan, the



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                          Excess Benefit Plan and The Coca-Cola Company
                          Supplemental Retirement Plan (or any successor thereto); provided, when the benefits from the Qualified Pension Plan, the Excess Benefit Plan and/or The Coca-Cola Company Supplemental Retirement Plan (or any successor thereto) commence (whether at the same or a later time than the early retirement benefit payments hereunder), the benefit payable from the Plan shall be reduced by the total amount of such benefits received.

         (c) Commencement and Duration. Monthly early retirement benefit payments shall be made in the form of a single life annuity and shall commence at the same time as the early retirement benefit payable from the Qualified Pension Plan. Once payments begin, they shall be paid monthly thereafter as of the first day of each succeeding month during the Participant's lifetime.

         (d) Annual Adjustment. Any benefit payable pursuant to section 4.2(b) of this Article shall be adjusted in accordance with new limitations, if any, that may be established by the Internal Revenue Service and that may affect the aggregate amount of payments that may be made from the Qualified Pension Plan, the Excess Benefit Plan and The Coca-Cola Company Supplemental Retirement Plan.

4.3      Pre-Retirement Surviving Spouse Benefit.

         (a)     Eligibility.  The surviving spouse of a Participant, who dies
                 (1) while employed by the Employer, (2) after completing 5 Years of Vesting Service and/or attaining age 60, and (3) after electing a l00% pre-retirement survivor annuity payable to his surviving spouse as the distribution form for his pre-retirement survivor benefit under the Qualified Pension Plan, shall be eligible for a surviving spouse benefit under the Plan; provided, if a deceased Participant was not yet eligible at the time of his death to elect a 100% survivor annuity under the Qualified Pension Plan, solely for the purposes of determining his surviving spouse's eligibility for a survivor annuity hereunder, the Participant shall be deemed to have made such an election. For purposes of this subsection (a), if a Participant becomes employed by The Coca-Cola Company or one of its affiliates immediately after his employment with the Employer terminates, he shall be considered employed by the Employer until the later of the date his employment with the Employer or The Coca-Cola Company terminates.

         (b)     Amount.  A surviving spouse who is eligible pursuant to
                 section 4.3(a) above shall be entitled to a monthly surviving spouse benefit in an amount equal to the excess, if any, of
                 (1) over (2) below:



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                 (1)      the amount computed under section 4.1(b)(1) with
                          respect to the Participant as of his date of death reduced by applying, for each full calendar month, if any, to occur between (A) the later of (i) the date the Participant would have attained age 55 or (ii) the date of his death, and (B) the calendar month in which the Participant would have attained age 60, the same reduction factors as are in use under the Qualified Pension Plan for determining early retirement benefits payable thereunder;

                 (2) the total of the monthly pre-retirement survivor benefit amounts actually received by the surviving spouse from the Qualified Pension Plan, the Excess Benefit Plan and The Coca-Cola Company Supplemental Retirement Plan (or any successor thereto); provided, when the benefits from the Qualified Pension Plan, the Excess Benefit Plan and/or The Coca-Cola Company Supplemental Retirement Plan (or any successor thereto) commence (whether at the same or a later time than the pre-retirement survivor benefit payments hereunder), the benefit payable from the Plan shall be reduced by the total amount of such benefits received.

         (c) Commencement and Duration. Monthly surviving spouse benefit payments shall commence on the first of the month following the Participant's death. Once payments begin, they shall be paid monthly thereafter as of the first day of each succeeding month until the first to occur of the surviving spouse's death or remarriage, and shall be subject to adjustment in accordance with the terms of section 4.1(d) of this Article.

4.4      Post-Retirement Surviving Spouse Benefit.

         (a) Eligibility The surviving spouse of a retired Participant, who is receiving a benefit from the Qualified Pension Plan in the form of a 100 percent joint and survivor annuity with his spouse as his joint annuitant and who dies while receiving, or while entitled to in the future receive, a benefit under section 4.1 or 4.2, shall be eligible for a surviving spouse benefit under the Plan.

         (b)     Amount.  A surviving spouse who is entitled pursuant to
                 section 4.4(a) above shall be entitled to a monthly surviving spouse benefit equal to the amount being received, or the amount that could have been received, by the Participant from the Plan at the time of his death.

         (c) Commencement and Duration. Monthly surviving spouse benefit payments shall commence on the first of the month following the Participant's death. Once payments begin, they shall be paid monthly thereafter as of the first day of each succeeding month during the surviving spouse's lifetime and shall be



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                 subject to adjustment in accordance with the terms of section
4.1(d).

                          Article V.  Forfeitability

         5.1 Forfeitability of Benefits. Any benefits under the Plan which a Participant is receiving shall cease, and all rights under the Plan shall be extinguished, if a Participant terminates employment with the Employer and, without the Employer's consent, is subsequently (a) employed by or in any manner provides services for any business organization that is in direct competition with the Employer or (b) personally engages in direct competition with the Employer. If a court of competent jurisdiction finds that the restrictions provided for in (a) and (b) of this section 5.1 are unenforceable, then such benefits shall be forfeited if a Participant competes either as an employee or directly in the widest geographical area and for the longest period of time that are legally enforceable. Further, all rights under the Plan shall be extinguished and forfeited if a Participant (x) terminates employment with the Employer prior to his Early Retirement Age for any reason other than death or (y) dies before attaining age 60 or completing 5 Years of Vesting Service, unless otherwise expressly provided in writing by the Compensation Committee of the Board of Directors. Solely for the purpose of determining whether or not a Participant satisfies the vesting requirements in clause (x) or (y) hereof and such other purposes as may be specifically provided in the Plan, if a Participant becomes employed by The Coca-cola Company or one of its affiliates immediately after his employment with the Employer terminates, his employment termination date shall be the later of the date his employment with the Employer or The Coca-Cola Company terminates.


                            Article VI.  Financing

         6.1 Financing. The benefits under the Plan shall be paid out of the general assets of the Employer. The Employer shall not be required in any way to fund in advance any payments hereunder.

         6.2 No Trust Created. Nothing contained in the Plan, and no action taken pursuant to the provisions of the Plan, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Employer and any Participant, his spouse or any other person.

         6.3 Unsecured Interest. No Participant hereunder shall have any interest whatsoever in any specific asset of the Employer. To the extent that any person acquires a right to receive payments under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer.


                         Article VII.  Administration



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         7.1     Administration.  The Plan shall be administered by the
Management Committee. The Committee shall consist of not less than three members who shall be appointed by the Chief Executive Officer of the Company. The members of the Committee shall remain in office at the will of the Chief Executive Officer of the Company, and the Chief Executive Officer may from time to time remove any of said members with or without cause and shall appoint their successors. Any member of the Committee may resign by delivering his written resignation to the Chief Executive Officer, and such resignation shall become effective upon the date specified therein. The Committee shall have the general responsibility for administration of the Plan and for carrying out its provisions. The Committee shall be authorized to construe and interpret all of the provisions of the Plan, to adopt rules and practices concerning the administration of the same, and to make any determinations necessary hereunder, which shall be binding and conclusive on all parties; provided, if a member of the Committee is a Participant in the Plan, he shall not participate in any decision that affects solely his own benefit hereunder. The Committee may appoint one or more persons from members of management whose functions shall be to act for the Committee in the administration of the Plan and to establish rules and regulations for such administration.

         7.2 Expenses. The cost of payment from the Plan and the expenses of administering the Plan shall be borne by the Employer.

         7.3 Tax Withholding. The Employer may withhold, or require the withholding of, from any payment which it is required to make, any federal, state or local taxes required by law to be withheld with respect to such payment and such sum as the Employer may reasonably estimate as necessary to cover any taxes for which the Employer may be liable and which may be assessed with regard to such payment. Upon discharge or settlement of such tax liability, the Employer shall distribute the balance of such sum, if any, to the Participant from whose payment it was withheld or, if such Participant is then deceased, to the beneficiary of such Participant. Prior to making any payment hereunder, the Employer may require such documents from any taxing authority, or may require such indemnities or surety bond, as the Employer shall reasonably deem necessary for its protection.


                            Article VIII.  Claims

         8.1 Claims for Benefits. Claims for benefits under the Plan may be filed in writing with the Management Committee. The Committee shall furnish to the claimant written notice of the disposition of a claim within 90 days after the application therefor is filed; provided, if special circumstances require an extension of time for processing the claim, the Committee shall furnish written notice of the extension to the claimant prior to the termination of the initial 90 day period, and such extension shall not exceed one additional, consecutive 90 day period. In the event the claim is denied, the notice of the disposition of the claim shall provide the specific reasons for the denial,



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citations of the pertinent provisions of the Plan, and, where appropriate, an explanation as to how the claimant can perfect the claim and/or submit the claim for review.

         8.2 Appeals. Any Participant, or his designated beneficiary, if applicable, who has been denied a benefit shall be entitled, upon written request to the Management Committee, to appeal the denial of his claim. The claimant (or his duly authorized representative) may review pertinent documents related to the Plan and in the Committee's possession in order to prepare the appeal. The written request for review, together with a written statement of the claimant's position, must be filed with the Committee no later than 60 days after receipt of the written notification of denial of a claim provided for in section 8.1. The Committee's decision shall be made within 120 days following the filing of the request for review. If unfavorable, the notice of the decision shall explain the reasons for denial and indicate the provisions of the Plan or other documents used to arrive at the decision.


                          Article IX.  Miscellaneous

         9.1 Nontransferability. In no event shall the Employer make any payment under the Plan to any assignee or creditor of a Participant or of a beneficiary. Prior to the time of a payment hereunder, a Participant or a beneficiary shall have no rights by way of anticipation or otherwise to assign or otherwise dispose of any interest under the Plan, nor shall rights be assigned or transferred by operation of law.

         9.2 Amendment or Termination. The Plan may be amended or terminated at any time by the Committee; provided, without the written consent of a Participant or beneficiary of a deceased Participant with an interest in the Plan (if applicable), no amendment or termination may reduce the value of such Participant's benefit hereunder to an amount that is less than his benefit amount (whether or not vested) calculated by taking into account (a) his Years of Benefit Service and (b) his Final Average Pay, on the date the Committee acts to amend or terminate the Plan. Notwithstanding the foregoing, a Participant's benefit hereunder shall remain subject to forfeiture in accordance with the terms of section 5.1. Notice of any such amendment or termination shall be given in writing to each Participant and beneficiary of a deceased Participant with an interest in the Plan.

         9.3 Applicable Law. This instrument shall be construed in accordance with and governed by the laws of the United States and, to the extent not preempted by federal law, by the laws of the State of Georgia.



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                           SUMMARY OF AMENDMENT TO
                          COCA-COLA ENTERPRISES INC.
                         SUPPLEMENTAL RETIREMENT PLAN



Effective Date:                July 1, 1993.

Eligibility:                   Any employee who:
                               1.  Incurs a benefit limitation under ERISA
                                   limits, or
                               2.  Makes a nonqualified deferral under any
                                   Company sponsored plan.

Accrued Benefit:               A benefit calculated under the appropriate
                               defined benefit pension plan assuming no limits applied and no nonqualified deferrals had been made minus the amount of any benefit paid from the qualified defined benefit pension plan.

                               Total benefit (qualified plus nonqualified) may not exceed two times applicable Code Section 415 limit.

Vested Benefit:                Earned after five years of vesting service.

Other Provisions:              All other provisions of the supplemental
                               retirement plan mirror the qualified defined benefit pension plan.

Transition Rule:

- - Former Johnston Coca-Cola    For the 14 employees covered by this
  Bottling Group, Inc. Plan    plan, a minimum accrued benefit will apply
                               calculated as follows:

                               1.  Final five year average salary, benefit
                                   service, vesting service and age will be determined as of June 30, 1993.

                               2.  This data will be used to determine the
                                   retirement age at which a retirement benefit would have the greatest value for the participant.

                               3. The benefit calculated under step 2 will be multiplied by the ratio of benefit service as of June 30, 1993 over 20 years.



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                               4.   The vested percent based on vesting service
                                    as of June 30, 1993 will be applied to the minimum accrued benefit.

                               No special medical or death benefits will any longer be provided.




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